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                                                                     EXHIBIT 3.2


                            ARTICLES OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                          GENERAL MARITIME CORPORATION
                             UNDER SECTION 90 OF THE
                            BUSINESS CORPORATION ACT


      1, Peter C. Georgiopoulos, President of General Maritime Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending the Articles of Incorporation of said Corporation hereby certify:

      1.    The name of the Corporation is General Maritime Corporation.

      2. The Articles of Incorporation were filed with the Registrar of Corporations as of the 11th day of October, 2000.

      3. Section A of the Articles of Incorporation is hereby amended as follows:

            A. The name of the Corporation shall be:

                       GENERAL MARITIME SHIP HOLDINGS LTD.

      4. There being no shareholders of the Corporation, the amendment to the Articles of Incorporation was authorized by vote of the sole director of the Corporation.

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IN WITNESS WHEREOF, I have executed these Articles of Amendment on this 16th day of January, 2001.


                                                   /s/ Peter C. Georgiopoulos
                                                   --------------------------
                                                   Peter C. Georgiopoulos
                                                   Director